UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2024

ADC Therapeutics SA

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-39071 (Commission File Number)	N/A (IRS Employer Identification Number)

Biopôle Route de la Corniche 3B 1066 Epalinges Switzerland (Address of Principal Executive Offices) (Zip Code)	+41 21 653 02 00 (Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, par value CHF 0.08 per share	ADCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 C.F.R. §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 C.F.R. §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 6, 2024, ADC Therapeutics SA (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Guggenheim Securities, LLC and Cantor Fitzgerald & Co., as the representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), providing for the offering and sale by the Company of 13,411,912 common shares, par value CHF 0.08 per share (the “Shares”), and pre-funded warrants to purchase 8,163,265 common shares, par value CHF 0.08 per share (the “Pre-Funded Warrants”, and together with the Shares, the “Securities”). The Underwriting Agreement includes the terms and conditions for the offering and sale of the Securities, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1.

The Pre-Funded Warrants are exercisable at any time after their original issuance until the tenth anniversary of their original issuance. At any time during the last 90 days of the term, the holder may exchange the Pre-Funded Warrant for, and the Company will issue, a new pre-funded warrant for the number of common shares then remaining under the Pre-Funded Warrant. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part (but not for less than a common share) by delivering to the Company a duly executed exercise notice and by payment of the aggregate exercise price; provided that any exercise of the Pre-Funded Warrants must be for at least 50,000 common shares (or, if less, the remaining common shares available for purchase under the Pre-Funded Warrants). A holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by the holder (together with its affiliates and certain attribution parties) to exceed 9.99% (or, 61 days after a written notice from such holder, any other percentage not in excess of 19.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. The exercise price per common share purchasable upon the exercise of the Pre-Funded Warrants is CHF 0.08 per share, subject to customary adjustments. In lieu of making cash payment of the aggregate exercise price, when a registration statement (and a current prospectus) is not available for the issuance of common shares upon exercise of the Pre-Funded Warrants, a holder may elect to exercise the Pre-Funded Warrants on a cashless basis. However, if the Company, at the time of receipt of an exercise notice electing cashless exercise, (i) does not, or has reason to believe that the Company does not, have a sufficient amount of freely distributable equity to fund the nominal value of the number of common shares the Company would be required to deliver upon such cashless exercise, and (ii) (x) holds common shares representing more than 2% of its share capital registered in the commercial register at that time (the “Minimum Stock”) in treasury, then the Company will not be obligated to (but may) deliver more than such number of common shares to the holder as exceeds the Minimum Stock or (y) holds up to the Minimum Stock in treasury, then the Company will not obligated to deliver any common shares to the holder. The exercise notice will be deemed to be null and void to the extent the holder receives fewer common shares than to which such exercise notice relates. In the event of (i) a sale, lease or other transfer of all or substantially all of the Company’s assets, (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity or in which the Company’s outstanding share capital is converted into or exchanged for shares of capital stock or other securities or property of another entity, or (iii) any sale by holders of the Company’s outstanding voting equity securities in a single transaction or series of related transactions of shares constituting a majority of our outstanding combined voting power, and (x) if the consideration received by the Company’s shareholders consists solely of cash and/or marketable securities, then holders of the Pre-Funded Warrants will be deemed to have exercised their Pre-Funded Warrants (without regard to the exercise limitations described above) immediately prior to the closing date of such transaction or (y) if the consideration received by the Company’s shareholders does not consist solely of cash and/or marketable securities, then the Company will cause the successor or surviving entity to assume the Pre-Funded Warrants. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without the Company’s consent. The Pre-Funded Warrants are governed by the laws of Switzerland. The foregoing description of the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Pre-Funded Warrant, which is attached to this Current Report on Form 8-K as Exhibit 4.1.

The Shares were offered to investors at $4.900 per Share and the Pre-Funded Warrants were offered to investors at $4.812 per Pre-Funded Warrant (being the offering price per Share in the offering minus the exercise price). The gross proceeds from the offering, before deducting the underwriting discount and offering expenses, were approximately $105.0 million. The offering closed on May 8, 2024. The offer and sale of the Securities have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-270570) (the “Registration Statement”). The Company has filed with the U.S. Securities and Exchange Commission a prospectus supplement dated May 6, 2024, together with an accompanying prospectus dated March 14, 2024, relating to the offer and sale of the Securities. Opinion of counsel regarding the validity of the Securities and the common shares issuable upon exercise of the Pre-Funded Warrants is attached to this Current Report on Form 8-K as Exhibit 5.1 and the consent of such counsel relating to the incorporation of such opinion into the Registration Statement is attached to this Current Report on Form 8-K as Exhibit 23.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 6, 2024, among ADC Therapeutics SA and Jefferies LLC, Guggenheim Securities, LLC and Cantor Fitzgerald & Co., as the representatives of the several underwriters named in Schedule I thereto
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Homburger AG
23.1	Consent of Homburger AG (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Therapeutics SA
Date: May 8, 2024
	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Chief Legal Officer